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                                                                     EXHIBIT 4.2


                     AGREEMENT CONCERNING BUY-SELL AGREEMENT

         The undersigned were all of the parties to that certain Buy-Sell Agreement executed May 31, 1977, relating to shares of Clear Channel Communications, Inc. (the "Agreement"). For the mutual consideration expressed in this agreement, the undersigned agree as follows:

         1. Terms defined in the Agreement shall have the same meaning in this agreement.

         2. John M. Schaefer and John W. Barger are hereby released from all obligations and rights under the Agreement and for all purposes shall cease to be parties to the Agreement.

         3. If any remaining shareholder sells all of his stock (other than stock acquired through a broker in a transaction on the New York Stock Exchange or on another market open to sales and purchases by members of the general public), that Shareholder shall be then released from all obligations and rights under the Agreement and for all purposes shall cease to be a party to the Agreement.

         Executed as of August 3, 1998.

CLEAR CHANNEL COMMUNICATIONS, INC.



        /s/ L. LOWRY MAYS
-------------------------------------
L. Lowry Mays, CEO and Chairman


        /s/ L. LOWRY MAYS
-------------------------------------
L. Lowry Mays


        /s/ B.J. MCCOMBS
-------------------------------------
B.J. McCombs


        /s/ JOHN M. SCHAEFER
-------------------------------------
John M. Schaefer


        /s/ JOHN W. BARGER
-------------------------------------
John W. Barger